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                                                                    EXHIBIT 10.7
                                                                         [DRAFT]

                 AGERE SYSTEMS INC. 2001 LONG TERM INCENTIVE PLAN
                      RESTRICTED STOCK UNIT AWARD AGREEMENT


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             NAME                        HR ID NO.                  GRANT DATE


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 Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.


You have been granted as of the Grant Date set forth above, [insert number of restricted stock units granted] restricted stock units ("Restricted Stock Units"). Upon termination of the restrictions related thereto, each Restricted Stock Unit will be converted into one share of Class [insert class of common stock as to which the award is granted] common stock, par value $.01 per share, of the Company (each, a "Share").

1. VESTING OF AWARD. The Restricted Stock Units shall vest and become nonforfeitable on the following schedule: [insert vesting schedule] (the date on which any Restricted Stock Unit vests being the "Vesting Date" for that Restricted Stock Unit). The period beginning on the Grant Date and ending on the day prior to the Vesting Date for a Restricted Stock Unit is referred to as the "Restriction Period" with respect to that Restricted Stock Unit.

2. TERMINATION OF EMPLOYMENT. Upon termination of your employment for any reason other than death or Disability (as defined below), including without limitation, retirement and termination as a result of your employer ceasing to be either Agere Systems Inc. ("Agere") or a Subsidiary, any Restricted Stock Units that are not vested shall be forfeited. Transfer to or from Agere and any Subsidiary shall not be considered a termination of employment for purposes of this Agreement. Nor shall it be considered a termination of employment for purposes of this Agreement if you are placed on a military leave or other approved leave of absence, unless the Committee shall otherwise determine.

   (a) DEATH. If you die during the Restriction Period, the Restricted Stock Units will become nonforfeitable, the Restriction Period will end and the award will be paid as specified in Section 3.

   (b) DISABILITY. Upon termination of your employment prior to the Vesting Date as a result of your Disability, this award will become nonforfeitable, the Restriction Period will end and the award will be paid as specified in Section 3. "Disability" means termination of employment under circumstances entitling you to one of the following:

         (i)      Disability Pension under Agere's Management Pension Plan;

         (ii) Disability Benefit under the Long Term Disability Plan for Management Employees of Agere;

         (iii) Similar disability benefits under any plan of Agere that is a successor to or offered in substitution for one or more of the foregoing plans; or

         (iv)     Disability benefits of a type similar to those described in
                  (i) through (iii) under any plan of a Subsidiary that adopts reasonable standards and criteria for benefit entitlement.

3. PAYMENT OF SHARES. As soon as practicable after termination of the Restriction Period, the Company will deliver a certificate representing the Shares being distributed to you or to your legal representative. You have no rights as a stockholder of Agere with respect to any Restricted Stock Unit that has not vested and been converted to a Share.

4. TRANSFERABILITY. You may not transfer, pledge, assign, sell or otherwise alienate your Restricted Stock Units.

5. NO RIGHT OF EMPLOYMENT. Neither the Plan nor this Restricted Stock Unit Award shall be construed as giving you the right to be retained in the employ of Agere or any Subsidiary.

6. TAXES. Agere shall deduct or cause to be deducted from, or collect or cause to be collected with respect to, any distribution hereunder, any federal, state, or local taxes required by law to be withheld or paid with respect to such distribution, and you or your legal representative or beneficiaries shall be required to pay any such amounts. Agere shall have the right to take such action as may be necessary, in Agere's opinion, to satisfy such obligations.
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[Insert if a beneficiary designation is allowed:] 7. BENEFICIARY. You may, in accordance with procedures established by the Committee, designate one or more beneficiaries to receive all or part of this Award in case of your death, and you may change or revoke such designation at any time. Such designation shall not be effective unless and until the Senior Vice President-Human Resources shall determine, on advice of counsel, that resale of Shares by your beneficiary(ies) does not require any registration, qualification, consent or approval of any securities exchange or governmental or regulatory agency or authority. In the event of your death, any portion of this Award that is subject to such a designation (to the extent such designation is valid, effective and enforceable under this Agreement and applicable law) shall be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other portion of this Award shall be distributed to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, or to the extent your designation is not effective, such portion will be delivered to your estate, in which event neither Agere nor any Subsidiary shall have any further liability to anyone with respect to such award.

[Insert if dividend equivalents will be paid:] 8. DIVIDEND EQUIVALENTS. On each dividend payment date for Shares, Agere will pay you in cash an amount equal to the dividend payable on one Share for each Restricted Stock Unit you held on the record date for such dividend if the Restricted Stock Unit has not been forfeited or canceled.

[Insert if the award may be deferred under the Agere Systems Inc. Deferred Compensation Plan:] 9. DEFERRAL OF AWARD. You may irrevocably elect, in accordance with the Agere Systems Inc. Deferred Compensation Plan (or any successor to such Plan) to defer the distribution of all or any portion of this Award, that you otherwise would have become entitled to receive pursuant to the terms of this Agreement.

10. GOVERNING LAW. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

Please indicate your acceptance of terms 1-[10], and acknowledge that you have received a copy of the Plan, as currently in effect, by signing at the place provided and returning the original of this Agreement.

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ACCEPTED AND AGREED:                           AGERE SYSTEMS INC.
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SIGNATURE                                  BY


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